Exhibit 3.53

OPERATING AGREEMENT

OF

MTH GA REALTY LLC

an Arizona limited liability company

OPERATING AGREEMENT

OF

MTH GA REALTY LLC

This OPERATING AGREEMENT (the “Agreement”) is entered into as of September 1, 2014, by and between Meritage Homes of Georgia, Inc., an Arizona corporation, as a Manager (in such capacity, “Manager”) and the sole Member (in such capacity, “Member”) of the Company, and Ronald A. Machler (“Machler”), as an Additional Manager of the Company.

SECTION 1. DEFINITIONS; THE COMPANY

1.1. Formation. The Company was formed as a limited liability company pursuant to the provisions of the Arizona Limited Liability Company Act (the “Act”) and upon the terms and conditions set forth in this Agreement and the Company’s Articles of Organization (as amended, the “Articles”). Each of Member, Manager, Machler, and each Additional Manager hereby ratifies and confirms in all respects the contents of the Articles and the filing of the Articles by the authorized person/entity named therein.

1.2. Name. The name of the Company is MTH GA REALTY LLC. The name of the Company may be changed from time to time upon the approval of Member.

1.3. Purposes. The sole purposes of the Company are to:

(a) apply for and obtain any required licenses under applicable law to operate as a realtor in the State of Georgia;

(b) obtain access to and participate in any Multiple Listing Service active in the State of Georgia for the listing of real property located in the State of Georgia designated by Member (individually and collectively, “MLS”);

(c) list on the MLS real property owned by Member or in which Member otherwise has an interest, and manage such listings; and

(d) engage in all activities that are necessary, incidental, related, or convenient to the foregoing (collectively, the “Business”).

The purposes of the Company shall be limited to only those purposes specified in this Section 1.3. Without the consent of Member, the Company shall not engage in any activity or business other than the Business.

1.4. Offices. The Company shall maintain a registered office in Arizona at a location designated by Manager and approved by Member. The registered office may be changed to any other place within the State of Arizona as may from time to time be designated by Manager and approved by Member. The Company’s principal place of business and/or any place of business located in Georgia shall be at such location or locations as may be designated by Manager and approved by Member from time to time.

1.5. Agent for Service of Process. The initial agent for service of legal process on the Company in Arizona shall be as specified in the Articles. Manager shall designate an agent for service of legal process on the Company in Georgia. Any of such agents may be changed from time to time in accordance with applicable law upon approval by Member.

1.6. Term. The term of the Company commenced upon the filing of the Articles with the Arizona Corporation Commission and shall continue until the Company is dissolved in accordance with this Agreement.

1.7 Public Filings. The Manager shall cause to be filed with the Secretary of State of Georgia such documents as are necessary to qualify the Company to transact business in Georgia as a foreign limited liability company (the “Application for Registration”). The Manager shall cause to be filed any amendments to the Articles and/or the Application for Registration that are necessary to reflect amendments to this Agreement adopted by Member in accordance with the terms hereof or to comply with the requirements of applicable laws.

SECTION 2. CAPITAL CONTRIBUTIONS

Member may from time to time contribute cash or property to the Company at such time, and in such amounts and in such forms, as it may deem appropriate from time to time in its sole discretion. No member or manager of the Company shall be under any obligation at any time to make any capital contributions to the Company unless such member or manager agrees in writing to do so.

SECTION 3. DISTRIBUTIONS

During the term of the Company, cash and property shall be distributed periodically and solely to Member, at such time as Manager and Member may determine from time to time in its/their (as applicable) sole discretion. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company. No manager of the Company shall have any right to receive or otherwise participate in any cash or property distributed by the Company.

SECTION 4. MEMBERS AND MANAGERS OF THE COMPANY

4.1. Members. Member shall be the sole initial member of the Company. Additional members may be admitted to the Company only upon the written consent of Manager and Member.

4.2. Managers. Manager is hereby designated a manager of the Company. Manager may be replaced as manager at any time by Member in its sole discretion. Any replacement manager designated by Member pursuant to the immediately preceding sentence shall succeed to all rights and obligation of Manager as a manager under this Agreement. Machler is hereby designated as an additional manager (an “Additional Manager”) of the Company to serve as its designated broker pursuant to applicable Georgia law. Any Additional Manager then serving may be removed at any time, effective upon written notice from Manager or Member. One or more Additional Managers or a replacement for any Additional Manager may be designated from time to time by Manager and Member. Each individual designated as an Additional Manager shall sign a signature page to this Agreement (in the form attached hereto) agreeing to be bound by the terms and conditions hereof that are or may be applicable to such individual.

4.3. Authority of Managers.

(a) Authority of Manager. Except as specifically set forth in the remaining provisions of this Section 4.3, the business and affairs of the Company shall be managed exclusively by Manager (and not any Additional Manager). Manager shall have full, complete, and unlimited authority, power, and discretion to make any and all decisions and to do any and all things that it deems to be necessary or advisable to accomplish the Business, without the adoption of any resolutions or further act or writing and without the joinder of any other manager or any member of the Company. The signature of Manager, as a manager of the Company, shall be sufficient to execute any document, agreement, or instrument that is to be binding on the Company. Any person or entity dealing with the Company may rely, absolutely and without further inquiry whatsoever, upon the signature of Manager as being binding on the Company. If requested by Manager, Member and any other manager(s) shall execute and deliver resolutions confirming the absolute authority of Manager to act for and bind the Company on any and all matters described in such resolutions.

(b) Authority of Additional Manager. From time to time in its sole discretion, Manager may adopt resolutions, with the joint signature of the Additional Manager (“Joint Resolutions”), which shall set forth the authority of the Additional Manager, in his or her capacity as an Additional Manager and/or as the designated broker of the Company, to bind the Company with respect to specific matters identified in the Joint Resolutions. The Additional Manager, in his or her capacity as an Additional Manager and/or the designated broker of the Company, shall have the authority to bind the Company as to matters within the scope of any such Joint Resolutions. In the absence of Joint Resolutions granting authority to the Additional Manager to bind the Company, the Additional Manager shall have no authority to bind the Company as to any matter. Without limiting the generality of the foregoing, the Additional Manager shall have no authority in his or her capacity as an Additional Manager and/or designated broker of the Company to: incur any debt or other liabilities or obligations on behalf of the Company; take any act that is outside the scope of the Business; take any action to dissolve the Company; or file, consent to, or acquiesce in any act or event that would constitute an event of bankruptcy with respect to the Company.

4.4. Duties and Compensation of Additional Manager. Each individual appointed as an Additional Manager shall perform broker and related services for the Company as set forth in any Joint Resolutions. Each Additional Manager shall devote such time to the Company and the Business as is appropriate to conduct the Business and to fulfill his/her obligations under this Agreement in an effective manner, but shall not be required to devote his/her full time efforts to the Company. No Additional Manager shall be entitled to compensation or reimbursement of expenses from the Company unless the amounts of any such compensation or reimbursement are approved by Manager and Member. The Additional Manager shall have no right to participate in distributions from the Company and shall not be treated as a member of the Company for any purpose. The Additional Manager shall have no right to inspect the books or records of the Company, and the Company shall be under no obligation to provide reports of any kind or nature relating to the Company or its business to the Additional Manager.

4.5. Independent Activities. Except as may be set forth in any other agreement, any person or entity holding an interest as a member of the Company or serving as a manager of the Company shall be free to acquire, own, or otherwise participate in business, investment, and personal activities of any kind or nature that are not owned or operated by the Company, even if such other activities are or may be in competition with the Company. No member or manager of the Company shall be required to allow the Company or any other member or manager to participate in the ownership or profits of any business, investment, or personal activities described in the immediately preceding sentence. Each member and manager of the Company hereby represents and warrants to the other members and managers of the Company that it, he, or she has not been offered, as an inducement to enter into this Agreement, the opportunity to participate with any such other member or manager in the ownership or profits of any other business, investment, or personal activity of any kind whatsoever. The provisions of this Section 4.5 shall apply with equal force to the affiliates and related parties of each member and manager of the Company.

4.6. Limitations on Liability; Indemnity. No manager, nor any member, nor any of their respective Affiliates (each, an “Actor”) shall be liable to the Company for actions taken in good faith by the Actor in connection with the Company or its business; provided that the Actor shall in all instances remain liable for acts in breach of this Agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence. The Company, its receiver or trustee shall indemnify, defend, and hold harmless each Actor, to the extent of the Company’s assets (without any obligation of any member to make contributions to the Company to fulfill such indemnity), for, from, and against any losses, costs, and expenses incurred by the Actor arising out of any claim based upon acts performed or omitted to be performed by the Actor in connection with the Business of the Company; provided that no Actor shall be indemnified for claims based upon acts performed or omitted in material breach of this Agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence.

SECTION 5. ACCOUNTING AND TAX EELCTIONS

5.1. Tax Returns. The Company, as a single-member limited liability company, shall not file separate federal and state tax returns.

5.2. Method of Accounting. The books of account of the Company shall be prepared and maintained on such basis as may be determined by Manager in its sole discretion.

5.3. Bank Accounts. The funds of the Company shall be maintained in a separate account or accounts in the name of the Company and selected by Manager in its sole discretion. The Additional Manager shall have no signature authority over the accounts of the Company (except such authority over trust accounts, if any, as may be mandated by Georgia law applicable to real estate brokers with responsibility over trust accounts).

5.4. Records. The Company shall maintain or cause to be maintained records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its registered office, during the term of the Company, the records required by the Act.

SECTION 6. DISSOLUTION AND TERMINATION

6.1. Dissolution. The Company shall dissolve upon the first to occur of any of the following events (each a “Dissolution Event”):

(a) Upon the election of Member to dissolve the Company; or

(b) The happening of any other event that makes it unlawful or impossible to carry on the Business.

The Company shall not dissolve or terminate upon the occurrence of any event of withdrawal with respect to Member (as set forth in Section 29-733 of the Act) if Manager approves the admission of any or all of the legal successor(s) to Member as member(s) in the Company.

6.2. Articles of Dissolution. As soon as possible following the occurrence of a Dissolution Event, if the Company is not continued, a representative of the Company shall execute and file Articles of Dissolution with the Arizona Corporation Commission.

6.3. Winding Up. Upon a Dissolution Event, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, but the separate existence of the Company shall continue as and to the extent provided in the Act.

6.4. Liquidation and Distribution of Assets. Manager, a successor in interest to Manager designated in writing by Member, or in the event of the failure of Manager or any such successor to serve, a court appointed trustee, shall be responsible for overseeing the winding up and liquidation of the Company and shall take full account of the Company’s liabilities and assets upon a Dissolution Event. Any assets not required to discharge any liabilities of the Company shall be distributed to Member. Upon the completion of the winding up, liquidation, and distribution of the Company’s assets the Company shall be deemed terminated. The Company shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

SECTION 7. MISCELLANEOUS

7.1. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

7.2. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

7.3. Time. Time is of the essence with respect to this Agreement. In the event that the last day for performance of an act or the exercise of a right under this Agreement falls on a day other than a business day, then the last day for such performance or exercise shall be the first business day thereafter.

7.4. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

7.5. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid, or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect the legality, validity, or enforceability of the remainder of this Agreement.

7.6. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, and singular or plural, as the identity of the person(s) or entity/entities may require.

7.7. Counterpart Execution; Facsimile Signatures. This Agreement may be executed in any number of counterparts pursuant to original or facsimile copies of signatures with the same effect as if the parties had signed the same document pursuant to original signatures. All counterparts shall be construed together and shall constitute one agreement.

7.8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. All prior agreements among the parties with respect to the subject matter of this Agreement, whether written or oral, are merged herein and shall be of no force or effect. This Agreement can be modified or amended only upon the written consent of Manager and Member. The signature of the Additional Manager shall not be required to any amendment to this Agreement; provided that any such amendment does not does not impose any obligations on the Additional Manager in addition to those set forth herein.

7.9. Limitation on Liability. Member’s liability for the debts and obligations of the Company shall be strictly limited as set forth in the Act and other applicable law.

7.10. Governing Law. The laws of the State of Arizona shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

7.11. No Third-Party Beneficiaries. No term or provision of this Agreement is intended to or shall be for the benefit of any person, firm, corporation, or other entity not a party hereto, and no such other person, firm, corporation, or other entity shall have any right or cause of action hereunder.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Operating Agreement of MTH GA Realty LLC has been executed as of the date first set forth above.

SOLE MEMBER:

Meritage Homes of Georgia, Inc., an Arizona corporation

By:	/s/ Mel Faraoni
Name:	Mel Faraoni
Its:	Vice President – Associate General Counsel

INITIAL MANAGER:

Meritage Homes of Georgia, Inc., an Arizona corporation

By:	/s/ Mel Faraoni
Name:	Mel Faraoni
Its:	Vice President – Associate General Counsel

ADDITIONAL MANAGER:*

Signature:	/s/ Ronald A. Machler
Ronald A. Machler

*	By signing this Agreement, each individual designated as an Additional Manager agrees to be bound by all terms and conditions hereof that are or may be applicable to such individual under this Agreement. Each individual designated as an Additional Manager to replace the individual designated above shall sign a signature page in the form attached as Schedule 1 to this Agreement, and by signing such signature page shall be deemed to have made the agreements set forth in this paragraph.

SCHEDULE 1

SIGNATURE FOR ADDITIONAL MANAGER

ADDITIONAL MANAGER:*

Signature:

Print Name:

Signature Date:

Schedule 1 – Page 1